UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

MINIM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37649	04-2621506
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street, Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Preferred Stock, $0.01 par value	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS

On July 22, 2024, Minim, Inc. (the “Company”) received a letter (the “Letter”) from the Nasdaq Office of General Counsel, stating that the Company’s appeal to the Nasdaq Hearings Panel (“Panel”) of the Nasdaq Listings Qualification staff’s (the “Staff”) delist determination dated June 26, 2024, for the Company’s failure to maintain compliance with the equity requirement in Listing Rule 5550(b)(1) had been abandoned. However, the Company has not abandoned its request for a hearing. Due to a clerical error, the Company was unaware of the passage of the time required to provide a written submission prior to the oral hearing in front of the Panel, until July 23, 2024. Therefore, the Company immediately filed a submission in support of an appeal to the Nasdaq Listing and Hearing Review Council regarding the future delisting of the Company’s securities from Nasdaq and the Company is currently awaiting a decision. The Company strongly believes that such appeal should be granted, and that the delisting action referenced in the Staff’s determination letter, dated June 26, 2024, should continue to remain stayed, pending a final written decision by the Panel, due to the Company’s particular circumstances. Following such appeal, and in anticipation of being granted an oral hearing in front of the Panel, the Company has put in place a plan (the “Plan”) to regain compliance with the terms of the minimum stockholders’ equity requirement of at least $2,500,000 for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1) and has delivered such Plan to the Panel.

On July 24, 2024, the Company’s securities trading was suspended on The Nasdaq Stock Market LLC (“Nasdaq”) effective with the open of business on July 24, 2024, at which point the Company’s common stock was eligible to trade on the OTC Market’s Pink Current Information. Please note that the Company’s securities trading has merely been suspended on Nasdaq at this time, not delisted. It will not be delisted unless and until Nasdaq files a Form 25 Notification of Delisting with the U.S. Securities and Exchange Commission after all internal procedural periods have run.

Also on July 22, 2024, the Company’s Chief Executive Officer, entered into a securities purchase agreement with Yihucha Technology Co., Ltd. (“Yihucha”) to sell his (i) 627,187 shares of common stock, (ii) 2,000,000 shares of Series A Convertible Preferred Stock, and (iii) warrants to purchase up to an additional 2,800,000 shares of common stock to Yihucha. Such sale is in furtherance of the Plan and intended to assist the Company in regaining compliance with the minimum stockholders’ equity requirement. The foregoing description of the Share Transfer Agreement is qualified in its entirety by reference to the full text of the Share Transfer Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K (the “8-K”) and other document incorporated by reference into this 8-K contain or may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the Plan and our expectations related to it that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to risks and uncertainties that could cause the actual outcome to differ materially.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Securities Purchase Agreement, dated July 22, 2024.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINIM, INC.

Date: July 24 2024	By:	/s/ David Lazar
David Lazar
Chief Executive Officer

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